Service Agreement
Between TimeShareLoans.com and National Mortgage Lending, Inc.

Effective as of February 1, 2006 (the “Effective Date”) National Mortgage Lending, Inc. (NMLI) agrees to assist TimeShareLoans.com (TSL) in resolving any serious delinquency or default on a time share loan originated by TSL. NMLI also agrees to assist Liberty Bank in resolving any serious delinquency or default on a timeshare loan originated by TSL and assigned to Liberty Bank.

NMLI will contact the borrower and assist the borrower in refinancing any property owned by the borrower. The services will include arranging for the appraisal, title report, establishing escrow, processing and preparing the loan file for underwriting and creating a demand for the cure of the timeshare delinquency or default.

NMLI shall derive a direct and substantial benefit for the performance of such services on behalf of TSL and Liberty Bank (as applicable), including without limitation, the collection of fees for such services from each borrower to whom NMLI provides refinancing assistance.

The initial term (the “Initial Term”) of this Agreement shall be five (5) years from the Effective Date. Thereafter the term shall be automatically renewed for successive one year periods (each a “Renewal Term”) unless either party provides written notice to the other party of its intention not to renew this Agreement not less than thirty (30) days before the expiration of the then current term. In the event that either party elects not to renew this Agreement pursuant hereto, this Agreement shall expire at the end of the Initial Term or the then current Renewal Term.

This agreement is assignable to Liberty Bank, its successors and/or assigns. This Agreement shall not be amended, modified or terminated without Liberty Bank’s prior written consent.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement effective as of the date first set forth above.

By: TimeShareLoans.com, Inc	By: National Mortgage Lending, Inc.
/s/ Richard L Burr	/s/ Paul K. Thompson
Richard L Burr	Paul K. Thompson
Executive Vice President February 1, 2006	President February 1, 2006